Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of TWC Holding LLC and TWC Holding Corp. of our report dated March 29, 2005, relating to the financial statements of TWC Holding LLC (the Successor) at December 31, 2004 and for the period from July 1, 2004 through December 31, 2004, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
May 11, 2005